UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 21, 2017

GODADDY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36904	46-5769934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14455 N. Hayden Road

Scottsdale, Arizona 85260

(Address of principal executive offices, including zip code)

(480) 505-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial account standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 22, 2017, GoDaddy Inc. (the “Company”) announced the retirement of Blake J. Irving as the Company’s Chief Executive Officer, effective as of December 31, 2017 (the “Resignation Date”). The Company’s board of directors (the “Board”) has accepted Mr. Irving’s resignation and has appointed Scott W. Wagner, the Company’s current President and Chief Operating Officer, to serve as Mr. Irving’s successor, effective as of January 1, 2018 (the “Effective Date”). Mr. Irving will continue to serve on the Board through the date of the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”), with his resignation effective as of that date. Mr. Wagner will join the Company’s Board as of the Effective Date.

In connection with Mr. Irving’s resignation, on August 21, 2017, the Company and certain of its affiliates entered into an amendment (the “Employment Agreement Amendment”) to Mr. Irving’s current employment agreement (the “Existing Irving Agreement”). The Employment Agreement Amendment provides that Mr. Irving will receive the same compensation and benefits as under the Existing Irving Agreement through the Resignation Date, other than as described herein. Following the Resignation Date through February 28, 2018 (the “Transition Period”), the Employment Agreement Amendment provides Mr. Irving with a monthly base salary of $1,200 and continued eligibility for employee benefits and vesting in his Company’s equity awards. In accordance with the Employment Agreement Amendment, Mr. Irving will be eligible for payment under the Company’s 2017 cash bonus plan, with the individual performance goal component (20% weight) deemed met and the corporate performance goal component (80%) measured in accordance with the plan. As compensation for his service as a member of the Board, from the end of the Transition Period through the Annual Meeting, Mr. Irving will receive the pro-rated portion of the cash compensation payable to Outside Directors under the Company’s Outside Director Compensation Policy, a lump sum cash payment of $75,000 on the date of the 2018 Annual Meeting and continued health care benefits.

The Company and certain of its affiliates entered into an employment agreement with Mr. Wagner (the “New Employment Agreement”), dated August 21, 2017 and effective as of January 1, 2018, providing for his service as Chief Executive Officer and superseding Mr. Wagner’s existing employment agreement (the “Existing Wagner Agreement”). The New Employment Agreement provides for employment through December 31, 2020, unless extended, and provides that Mr. Wagner will receive the same compensation and benefits as under the Existing Wagner Agreement, other than with respect to certain new equity grants and severance benefits, as described herein.

Pursuant to the New Employment Agreement and subject to the terms and conditions of the Company’s 2015 Employee Incentive Plan and the forms and awards thereunder, on August 21, 2017, the Board approved the grant to Mr. Wagner of the following equity awards, all with a grant date of January 2, 2018 (the “Grant Date”): (i) time-based options with an equity value equal to $8.0 million, with a per share exercise price equal to the close price of a share of the Company’s Class A common stock on the Grant Date, with vesting of 1/3 of the options on the anniversary of the Effective Date and 1/12 of the shares subject to the option every three months thereafter; (ii) time-based restricted stock units with a value equal to $8.0 million, with vesting of 1/3 of the units on the anniversary of the Effective Date and 1/12 of the units every three months thereafter; and (iii) performance-based restricted stock units with a value equal to $8.0 million with performance-based vesting in three annual tranches based on the Company’s achievement of performance goals for 2018, 2019 and 2020.

If Mr. Wagner’s employment is terminated without cause or he resigns for good reason during the period beginning three months prior to and ending 18 months following a change in control (the “Change in Control Period”), in addition to the severance benefits under the Existing Wagner Agreement, Mr. Wagner is entitled to payment equal to the cost of health insurance coverage for 18 months and acceleration of all of his time-based and performance-based equity awards (with performance measured at target unless otherwise determined in the applicable award agreement), as set forth in the New Employment Agreement. All severance payments are contingent on his signing and not revoking a release of claims and compliance with the terms of the New Employment Agreement.

If Mr. Wagner’s employment is terminated without cause or he resigns for good reason (both terms as defined in the New Employment Agreement) outside the Change in Control Period, in addition to the severance benefits under the Existing Wagner Agreement, Mr. Wagner is entitled to payment equal to the cost of health insurance coverage for 18 months, acceleration of his time-based equity awards that would have vested in the next 12 months, and acceleration of the prorated portion of his performance-based equity awards based on actual performance in the year of termination, as set forth in the New Employment Agreement.

On August 21, 2017, the Board appointed Mr. Wagner to serve as a member of the Board, commencing on the Effective Date. Mr. Wagner will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2019.

Mr. Wagner has served as our Chief Operating Officer since May 2013 and our President since July 2016, and previously as our Chief Financial Officer from May 2013 to August 2016 and our Interim Chief Executive Officer from July 2012 to January 2013. Prior to joining our company, he served in various roles, including most recently as a Member and North American Co-Head of KKR Capstone, which provides consulting services to KKR and the portfolio companies of KKR’s affiliated funds, from June 2000 to May 2013. Mr. Wagner holds a B.A. degree in Economics, magna cum laude, from Yale University and an M.B.A. degree from Harvard Business School.

The Board also accepted Mr. Wagner’s resignation as President and Chief Operating Officer, effective as of December 31, 2017. There is no arrangement or understanding between Mr. Wagner and any other person pursuant to which Mr. Wagner was elected as a director of the Company. There are no family relationships between Mr. Wagner and any director or executive officer of the Company, and, other than as described above, no transactions involving Mr. Wagner that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On August 22, 2017, the Company issued a press released entitled “GoDaddy Announces Retirement of CEO Blake Irving; Scott Wagner to Succeed Irving”. A copy of this release is filed as Exhibit 99.1 hereto.

The information set forth under this item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 22, 2017, entitled “GoDaddy Announces Retirement of CEO Blake Irving; Scott Wagner to Succeed Irving”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

By:	/s/ Nima J. Kelly
Nima J. Kelly Executive Vice President & General Counsel

Date: August 22, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 22, 2017, entitled “GoDaddy Announces Retirement of CEO Blake Irving; Scott Wagner to Succeed Irving”.